         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     The unaudited pro forma condensed consolidated financial statements for the periods indicated below show the effect of the acquisition of Simula. The unaudited pro forma condensed consolidated balance sheet presents the financial position of Armor Holdings at September 30, 2003 giving effect to the acquisition of Simula as if it had occurred on such date. The unaudited pro forma condensed consolidated statements of continuing operations for the nine months ended September 30, 2003 and for the year ended December 31, 2002 give effect to the acquisition of Simula as if it had occurred on January 1, 2002.

     The unaudited pro forma balance sheet as of September 30, 2003 has been prepared by combining the historical condensed consolidated balance sheet of Armor Holdings with the historical condensed consolidated balance sheet of Simula as of September 30, 2003. The unaudited pro forma condensed consolidated statements of continuing operations for the year ended December 31, 2002 have been prepared by combining Armor Holdings' historical condensed consolidated statement of continuing operations for the year ended December 31, 2002 with the historical condensed consolidated statement of continuing operations of Simula for the year ended December 31, 2002. The interim unaudited pro forma condensed consolidated statements of continuing operations for the nine months ended September 30, 2003 have been prepared by combining Armor Holdings' historical condensed consolidated statement of continuing operations for the nine months ended September 30, 2003 with Simula's historical condensed consolidated statement of continuing operations for the nine months ended September 30, 2003. Appropriate pro forma adjustments have been applied to the historical accounts.

     The unaudited pro forma condensed consolidated financial information is presented for informational purposes only and it is not necessarily indicative of the financial position and results of operations that would have been achieved had the acquisition been completed as of the dates indicated and is not necessarily indicative of our future financial position or results of operations.

     The acquisition of Simula was structured as a merger, pursuant to which a wholly-owned subsidiary of Armor Holdings was merged with and into Simula, with Simula surviving the merger and becoming a wholly-owned subsidiary of Armor Holdings. The acquisition is accounted for under the purchase method of accounting with the assets acquired and liabilities assumed recorded at their estimated fair values. Goodwill is generated to the extent that the merger consideration, including transaction and closing costs, exceeds the fair value of net assets acquired. We are in the process of determining the purchase price allocation, which will allocate the excess of purchase price, including transaction costs, over the fair value of the tangible and identifiable intangible assets to be acquired to goodwill. We have not finished this purchase price allocation. As a result, the final allocation of the excess purchase price over the fair value of the assets to be acquired could differ from what is presented herein.

     The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Armor Holdings and Simula, respectively, including related notes thereto, which are included or referenced elsewhere in this prospectus.

     On December 9, 2003, we completed our acquisition of Simula for $110.5 million in cash, subject to adjustment, including adjustments for certain transaction fees and costs. A portion of the $110.5 million was used to retire a majority of Simula's outstanding indebtedness. Approximately $31 million principal amount of 8% debentures will remain outstanding for approximately 30 days at which time we will repay these debentures, plus accrued interest, in their entirety. As of the date of this prospectus, Simula's outstanding 8% debentures have been paid in full. After payment of 100% of the outstanding indebtedness and transaction expenses, the merger consideration paid to

Simula's shareholders at closing pursuant to the merger agreement was approximately $43.5 million.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
                              CONTINUING OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       100% CASH PAID TO SIMULA
                                                                             SHAREHOLDERS
                                                                    -----------------------------------
                                    HISTORICAL      HISTORICAL        PRO FORMA
                                       ARMOR        SIMULA(1)        ADJUSTMENTS            PRO FORMA
                                    ------------    -----------     --------------       --------------
Revenues
     Products                          $179,946     $       --      $          --           $ 179,946
     Mobile Security                    125,171             --                 --             125,171
     Simula                                  --         75,556             (1,152)(2)          74,404
                                    ------------    -----------     --------------       -------------

Total revenues                          305,117         75,556             (1,152)            379,521

Costs and expenses
     Cost of sales                      210,745         48,168              2,572(2)          261,485
     Operating expenses                  50,081         16,977              1,632(3)(4)(5)     68,690
     Integration and other
       non-recurring charges              5,926             --                 --               5,926
                                    ------------    -----------     --------------       -------------

Operating income                         38,365         10,411             (5,356)             43,420
     Interest expense, net                  923         10,411             (3,240)(6)           8,094
     Other expense, net                      51             81                 --                 132
                                    ------------    -----------     --------------       -------------

Income (loss) from continuing
   operations before provision
   for income taxes                      37,391            (81)            (2,116)             35,194
Provision for income taxes               16,054         37,960            (38,754)(7)          15,260
                                    ------------    -----------     --------------       -------------

Income (loss) from continuing
operations                              $21,337      $ (38,041)     $      36,638             $19,934
                                    ============    ===========     ==============       =============

Earnings per common share for
   continuing operations:
     Basic                                $0.70                                (8)              $0.66
     Diluted                              $0.69                                (8)              $0.64

Weighted average common shares
   outstanding:
     Basic                               30,341                                                30,341
     Diluted                             30,957                                                30,957

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF CONTINUING OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002

(1) Simula's condensed consolidated statement of continuing operations as adjusted for the sale of its automotive safety business is presented for the year ended December 31, 2002.

(2) Reflects a change of Simula's revenue recognition policy to conform to accounting policy used by Armor Holdings on long-term contracts from percentage completion based on the cost incurred basis to Armor Holdings' policy of percentage completion based on the units completed basis. For the year ended December 31, 2002, this change in revenue recognition would have resulted in a decrease in revenues of approximately $1.2 million and an increase in cost of sales of approximately $2.6 million including reduction in margin for opening in-process inventory.

(3) Reflects a reduction to depreciation expense of $168,000 due to an increase in the weighted average estimated useful lives of property and equipment to six years and leasehold improvements to 12 years, which exceeds the remaining useful life on a historical basis.

(4) Reflects an increase to amortization expense of $3.1 million due to an increase from purchase accounting in the fair value of identifiable intangible assets over their estimated useful lives. See Note 5 to the Pro Forma Condensed Consolidated Balance Sheet.

(5) Reflects a reduction for transactions costs of approximately $1.3 million related to the costs to sell Simula.

(6) Reflects interest expense of $7.2 million related to the acquisition debt used to fund the acquisition of Simula, net of the elimination of Simula's historical interest expense of $10.4 million. If interest rates were to increase or decrease by 1/8%, pro forma income from continuing operations would be $19.7 million and $20.1 million, respectively. The acquisition debt was issued by Armor Holdings in August of 2003 and matures in August of 2013. The acquisition debt carries a current variable interest rate of six-month LIBOR, set in arrears, plus a spread ranging from 2.735% to 2.75% as a result of interest rate hedge transactions. Pro forma interest expense for the acquisition debt was based on historical six-month LIBOR rates of 2.07%, or 4.82%, for the two-month period ended February 2002, 1.82%, or 4.57%, for the six-month period ended August 2002 and 1.37%, or 4.12%, for the four-month period ended December 31, 2002.

(7) Reflects the adjustment to the provision for taxes by applying Armor Holdings' statutory tax rate of approximately 37.7% to the pro forma adjustments and eliminating the provision of $37.9 million that Simula recognized in 2002, which principally related to providing a valuation allowance for deferred tax assets resulting from net operating loss carry-forward deductions.

(8) Basic earnings per common share for continuing operations is computed as follows: Income from continuing operations divided by basic weighted average common shares outstanding. Diluted earnings per common share for continuing operations is computed as follows: Income from continuing operations divided by diluted weighted average common shares outstanding.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
                              CONTINUING OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 100% CASH PAID TO SIMULA
                                                                                       SHAREHOLDERS
                                                                            -----------------------------------
                                           HISTORICAL       HISTORICAL          PRO FORMA
                                             ARMOR           SIMULA(1)         ADJUSTMENTS          PRO FORMA
                                         -------------    --------------    -----------------    --------------
Revenues
     Products                                $144,140          $     --          $        --         $ 144,140
     Mobile Security                          108,875                --                   --           108,875
     Simula                                        --            50,615                8,165(2)         58,780
                                         -------------    --------------    -----------------    --------------

Total revenues                                253,015            50,615                8,165           311,795

Costs and expenses
     Cost of sales                            176,396            32,228                5,661(2)        214,285
     Operating expenses                        44,706            12,614                  860(3)(4)(5)   58,180
     Integration and other
       non--recurring charges                   4,565               599                   --             5,164
                                         -------------    --------------    -----------------    --------------

Operating income                               27,348             5,174                1,644            34,166
     Interest expense, net                      2,291             8,277               (4,691)(6)         5,877
     Other expense, net                           181             1,000               (1,000)(7)           181
                                         -------------    --------------    -----------------    --------------

Income (loss) from continuing
   operations before provision for
   income taxes                                24,876            (4,103)               7,335            28,108

Provision for income taxes                     10,044                17                1,256(8)         11,317
                                         -------------    --------------    -----------------    --------------

Income (loss) from continuing
operations                                    $14,832           $(4,120)              $6,079           $16,791
                                         =============    ==============    =================    ==============

Earnings per common share for
  continuing operations:
     Basic                                      $0.52                                     (9)            $0.60
     Diluted                                    $0.52                                     (9)            $0.59

Weighted average common shares
  outstanding:
     Basic                                     28,106                                                   28,106
     Diluted                                   28,438                                                   28,438

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF CONTINUING OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

(1) Simula's condensed consolidated statement of continuing operations as adjusted for the sale of its automotive safety division is presented for the nine months ended September 30, 2003.

(2) Reflects a change of Simula's revenue recognition policy to conform to the accounting policy used by Armor Holdings on long-term contracts from percentage completion based on the cost incurred basis to Armor Holding's policy of percentage completion based on the units completed basis. For the nine-months ended September 30, 2003, this change in revenue recognition would have resulted in an increase in revenues of approximately $8.2 million and an increase in cost of sales of approximately $5.7 million.

(3) Reflects a reduction to depreciation expense of $137,000 due to an increase in the weighted average estimated useful lives of property and equipment to six years and leasehold improvements to 12 years, which exceeds the remaining useful life on a historical basis.

(4) Reflects an increase to amortization expense of $2.4 million from purchase accounting due to an increase in the fair value of identifiable intangible assets over their estimated useful lives. See Note 5 to the Pro forma Condensed Consolidated Balance Sheet.

(5) Reflects a reduction for transactions costs of approximately $1.4 million related to the sale of Simula's automotive safety division and costs to sell Simula.

(6) Reflects interest expense of $4.9 million (net of $1.3 million previously recognized in Armor Holding's historical financial statements) related to the acquisition debt used to fund the acquisition of Simula, net of the elimination of Simula's allocated interest expense of $8.3 million. If interest rates were to increase or decrease by 1/8%, pro forma income from continuing operations would be $16.7 million and $16.9 million, respectively. The acquisition debt was issued by Armor Holdings in August of 2003 and matures in August of 2013. The acquisition debt carries a current variable interest rate of six-month LIBOR, set in arrears, plus a spread ranging from 2.735% to 2.75% as a result of interest rate hedge transactions. Pro forma interest expense for the acquisition debt was based on historical six-month LIBOR rates of 1.37%, or 4.12%, for the two-month period ended February 2003 and 1.19%, or 3.94%, for the seven-month period ended August 2003.

(7) Reflects the elimination of the $1.0 million performance fee paid related to Simula's default on a certain non-monetary financial covenant under their Senior Secured Note.

(8) Reflects the adjustment to the provision for taxes by applying Armor Holdings' statutory tax rate of approximately 37.7% to the pro forma adjustments and to Simula's historical losses.

(9) Basic earnings per common share for continuing operations is computed as follows: Income from continuing operations divided by basic weighted average common shares outstanding. Diluted earnings per common share for continuing operations is computed as follows: Income from continuing operations divided by diluted weighted average common shares outstanding.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                            AS OF SEPTEMBER 30, 2003
                             (AMOUNTS IN THOUSANDS)


                                                                             100% CASH PAID TO SIMULA SHAREHOLDERS
                                                                             --------------------------------------
                                      HISTORICAL        HISTORICAL              PRO FORMA
                                        ARMOR            SIMULA(1)             ADJUSTMENTS           PRO FORMA
                                     -------------     --------------        -----------------    -----------------
ASSETS
CURRENT ASSETS
     Cash and cash equivalents           $154,766                $12             $(81,259)(2)              $73,519
     Accounts receivable (net of
       allowance for doubtful
       accounts)                           59,215              8,836                   --                   68,051
     Costs and earned gross profit          1,088             10,324              (10,324)(3)                1,088
     Inventories                           60,068              2,491                8,583(3)                71,142
     Prepaid expenses and other
       current assets                      21,321              1,199               (1,036)(7)               21,484
     Current assets of
       discontinued operations             47,958                 --                   --                   47,958
                                     -------------     --------------        -----------------    -----------------
     Total Current Assets                 344,416             22,862              (84,036)                 283,242
Property and Equipment (net of
   accumulated depreciation)               49,531              6,151                   --                   55,682
Goodwill (net of accumulated               98,934                 --               66,323(4)               165,257
Patents, Licenses & Trademarks
   (net of accumulated
   amortization)                            7,419              1,388               35,654(5)                44,461
Other Assets                               21,048              1,175                 (704)(7)               21,519
Long--Term Assets of Discontinued
Operations                                 20,045                 --                   --                   20,045
                                     -------------     --------------        -----------------    -----------------
TOTAL ASSETS                             $541,393            $31,576              $17,237                 $590,206
                                     =============     ==============        =================    =================
LIABILITIES AND STOCKHOLDERS'
EQUITY
CURRENT LIABILITIES
     Current portion of long--term
       debt                                  $765            $56,086              (24,898)(8)              $31,953
     Short--term debt                         608              3,543               (3,543)(8)                  608
     Accounts payable                      22,013              5,010                   --                   27,023
     Accrued expenses and other            38,965              7,102                3,892(3)(6)             49,959
     Income taxes payable                   3,914                 --                   --                    3,914
     Current liabilities of
       discontinued operations             23,942                 --                   --                   23,942
                                     -------------     --------------        -----------------    -----------------
     Total current liabilities             90,207             71,741              (24,549)                 137,399
LONG--TERM DEBT, LESS CURRENT
    PORTION                               159,921              1,765                 (144)(8)              161,542
LONG--TERM LIABILITIES OF
   DISCONTINUED OPERATIONS                    125                 --                       --                  125
                                     -------------     --------------        -----------------    -----------------

     Total Liabilities                    250,253             73,506              (24,693)                 299,066
STOCKHOLDERS' EQUITY
     Common stock                             342                132                 (132)(9)                  342

     Additional paid--in capital          315,148             63,015              (63,015)(9)              315,148
     Retained earnings                     49,871           (102,285)             102,285(9)
     Accumulated other
     comprehensive loss                    (1,904)            (2,792)               2,792(9)                (1,904)
     Treasury stock                       (72,317)                --                   --                  (72,317)
                                     -------------     --------------        -----------------    -----------------
     Total stockholders' equity           291,140            (41,930)              41,930                  291,140
                                     -------------     --------------        -----------------    -----------------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                     $541,393            $31,576              $17,237                $ 590,206
                                     =============     ==============        =================    =================

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2003

(1) Simula's condensed consolidated balance sheet as of September 30, 2003.

(2) The estimated total purchase price is $112.8 million, including $2.3 million of estimated transaction costs for Armor Holdings. The cash proceeds from the issuance of $147.5 million in debt were used as follows:

      Repayment of Simula debt and purchase adjustments                              $ 31,747
      Cash paid for Simula's transaction costs                                          4,262
      Cash paid to Simula's common shareholders                                        42,950
      Armor Holdings' transaction costs                                                 2,300
                                                                               ---------------
      Total pro-forma adjustment                                                       81,259

      8% Senior Subordinated Bonds to be redeemed in January 2004                      32,214
      Other non-cash purchase price adjustments                                         (673)
                                                                               ---------------
      Total purchase price                                                          $ 112,800
                                                                               ===============


(3) Reflects the adjustment of Simula's historical costs in excess of billings and inventory resulting from a change in Simula's revenue recognition policy to conform to the accounting policy used by Armor Holdings on long-term contracts from percentage completion based on the cost incurred basis to Armor Holdings' policy of percentage completion on the units completed basis. This change in revenue recognition results in a decrease in costs in excess of billings of $10.3 million, increase in inventory of $8.6 million (includes $630,000 related to the application of purchase accounting), increase of accrued expenses and other current liabilities of $3.0 million and a decrease in retained earnings of $4.7 million.

(4) The excess of the amount paid to acquire 100% of Simula, Inc. common stock over the fair value of the net tangible and identifiable intangible assets (see note 5) of $66.3 million is reported as goodwill.

(5) Reflects the estimated fair value of identifiable intangible assets acquired of $35.7 million. These assets consist of $25.2 million in customer relationships, $8.8 million in technology and $1.7 million in licensing agreements. We estimate these identifiable intangible asset categories have weighted average useful lives of 14, 8 and 10 years, respectively.

(6) Reflects an increase of $915,000 in Simula's pension obligation to adjust the obligation to the difference between the fair market value of the plan assets and the projected benefit obligation.

(7) Other long-term assets were reduced by the elimination of Simula's capitalized debt issuance costs of $704,000 related to the Revolving Line of Credit, 9.5% Senior Subordinated Notes, and other long-term debt.

(8) Reflects Simula's repayment of $144,000 of outstanding debt under the Revolving Line of Credit, 9.5% Senior Subordinated Notes, as well as other long-term debt upon completion of the acquisition.

(9)  Reflects the elimination of the historical shareholders' equity of Simula.